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                                                                       Exhibit 5

                                                                  (212) 859-8711
September 26, 1997                                           (FAX: 212-859-4000)


Insilco Corporation
425 Metro Place N.
Fifth Floor
Dublin, Ohio  43017

Ladies and Gentlemen:

            We have acted as special counsel for Insilco Corporation, a Delaware corporation (the "Company") in connection with the preparation of a registration statement on Form S-4 (as amended the "Registration Statement") filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the Securities Act"), relating to the proposed exchange of up to U.S. $ 150,000,000 aggregate principal amount of 10-1/4 Senior Subordinated Notes due 2007 of the Company (the "New Notes") for a like principal amount of the Company's issued and outstanding 10-1/4 Senior Subordinated Notes due 2007 (the "Old Notes"). All capitalized terms used herein that are defined in, or by reference in, the Registration Statement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

            In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments (including the Letter of Transmittal), documents and records of the Company, such certificates of public officials and such other documents (collectively, the "Documents"), and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

            In all such examinations, we have assumed the legal capacity of all natural persons executing Documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and
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Insilco Corporation                -2-                        September 26, 1997



warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

            To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Documents other than the Company have the power and authority to enter into and perform such documents and to consummate the transactions contemplated thereby, that the Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of such parties enforceable against such parties in accordance with their terms, and that such parties will comply with all of their obligations under the Documents and all laws applicable thereto.

            Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the New Notes have been duly authorized and executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, the New Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture.

            The opinions set forth above are subject to the following qualifications:

            (A) We express no opinion as to the validity, binding effect or enforceability of any provision of the New Notes, or the Indenture:

                  (i) relating to indemnification, contribution or exculpation
            (I) in connection with violations of any applicable laws, statutory duties or public policy, or (II) in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (III) under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit;

                  (ii) relating to (I) forum selection or submission to
            jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York applying the choice of law principles of the State of New York;
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Insilco Corporation                -3-                        September 26, 1997



                  (iii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies such any provision;

                  (iv) requiring or relating to payment of interest (or discount or equivalent amounts) or any premium or payment at a rate or in an amount, after the maturity or after or upon acceleration of the respective liabilities evidenced thereby, or upon prepayment, that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture;

                  (v) providing for the indemnity by one party to any other
            party thereto against any loss in obtaining the currency due such party under any such agreement from a court judgment in another country;

                  (vi) relating to any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a "Waiver") by the Company under any of the New Notes, or the Indenture to the extent limited by section 1-102(3) of the UCC or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions); and

                  (vii) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.

            (B)   Our opinions are subject to (i) applicable bankruptcy,
                 insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

            The opinions expressed herein are limited to the laws of the United States of America and the laws of the State of New York, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

            We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of the New Securities" in
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Insilco Corporation                -4-                        September 26, 1997


the Prospectus that is included in the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

            The opinions expressed herein are solely for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity without our prior written consent.



                                           Very truly yours,

                             FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                           By:           /s/ T.J. Anthony
                              ----------------------------
                                             T.J. Anthony